Exhibit 10.1

AMENDMENT NO. 2
TO THE
AMENDED AND RESTATED ADVISORY AGREEMENT
This Amendment No. 2 to the Amended and Restated Advisory Agreement (this “Amendment”) is made and entered into as of April 11, 2012 by and among Steadfast Income REIT, Inc., a Maryland corporation (the “Company”), Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Steadfast Income Advisor, LLC, a Delaware limited liability company (the “Advisor”). The Company, the Operating Partnership and the Advisor are collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the meaning set forth in the Advisory Agreement (as defined below).
W I T N E S S E T H
WHEREAS, the Parties previously entered into that certain Amended and Restated Advisory Agreement, dated and effective as of May 4, 2010, which provided for, among other matters, the management of the Company's and the Operating Partnership's day-to-day activities by the Advisor;
WHEREAS, the initial term of the Advisory Agreement is for a one year term which agreement may be renewed for an unlimited number of successive one year terms;
WHEREAS, the Parties entered into Amendment No. 1 to the Amended and Restated Advisory Agreement (as so amended, the “Advisory Agreement”), effective as of May 4, 2011, to, among other things, renew the term of the Amended and Restated Advisory Agreement for an additional one-year term; and
WHEREAS, pursuant to Section 17 (Term of the Agreement), the Parties desire to amend the Advisory Agreement pursuant to this Amendment in order to renew the term of the Advisory Agreement for an additional one year term.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
AMENDMENT
In order to give effect to the Parties' agreement to renew the term of the Advisory Agreement for an additional one year term, the Parties agree as follows:
Section 1.1Renewal of Advisory Agreement. Pursuant to Section 17 of the Advisory Agreement, the Parties hereby renew the term of the Advisory Agreement effective as of May 4, 2012 for an additional one year term ending on May 4, 2013.
ARTICLE II
MISCELLANEOUS
Section 2.1Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement and the terms of this Amendment, the terms of this Amendment shall control.
Section 2.2Counterparts. The Parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.
Section 2.3Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.
[Signatures on following page]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first written above.

STEADFAST INCOME REIT, INC.

By:	/s/ Rodney F. Emery
Name:	Rodney F. Emery
Title:	Chief Executive Officer and President

STEADFAST INCOME REIT OPERATING PARTNERSHIP, L.P.

By:	STEADFAST INCOME REIT, INC., its general partner

	By:	/s/ Rodney F. Emery
	Name:	Rodney F. Emery
	Title:	Chief Executive Officer and President

STEADFAST INCOME ADVISOR, LLC

By:	/s/ Kevin Keating
Name:	Kevin Keating
Title:	Chief Accounting Officer

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